SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: June 25, 2005


                                 MEMS USA, INC.
                       (Formerly Lumalite Holdings, Inc.)
                       ----------------------------------
               (Exact name of registrant as specified in charter)


          Nevada                         0-4846-3                82-0288840
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission            (IRS employer
      of incorporation)                 file number)         identification no.)


                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
                           --------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code (818) 735-4750


Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 25, 2005, Lawrence Weisdorn submitted his resignation as Registrant's Chief Executive Officer and Chairman of the Board to pursue other opportunities. A copy of Mr. Weisdorn's letter of resignation is attached as an Exhibit. Mr. Weisdorn also resigned from his position on Registrant's Board of Directors. James A. Latty, Ph.D., PE has been appointed by the Board of Directors to be Chief Executive Officer and Chairman of the Board, in addition to the position of President, which Dr. Latty has held since September of 2004.

Item 1.01: Entry Into a Material Definitive Agreement.

      In conjunction with Mr. Weisdorn's resignation from his positions with Registrant, Mr. Weisdorn, his father, and all other of his family members and Registrant entered into a contract superseding Mr. Weisdorn's employment contract with Registrant, an abstract of which is attached as an Exhibit.

Item 1.02: Termination of a Material Agreement.

      The prior employment agreement between Mr. Weisdorn and Registrant has been terminated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MEMS USA, INC.


Date: June 30, 2005                             By:      /s/ Richard York
                                                   -----------------------------
                                                         Richard York, CFO